Exhibit 99.2

May 29, 2007
Biogen Idec Inc.
14 Cambridge Center
Cambridge, Massachusetts 02142
Attention: Chief Financial Officer

Re:	Loan Facility Commitment Letter
Ladies and Gentlemen:
          Biogen Idec Inc. (“you” or the “Borrower”) has advised Merrill Lynch Capital Corporation (together with its relevant affiliates, “Merrill Lynch”) and Goldman Sachs Credit Partners L.P. (together with its relevant affiliates, “Goldman Sachs”; collectively with Merrill Lynch, the “Lead Arrangers” or “we” or “us”) that (i) the Borrower wishes to repurchase certain of its common shares in an aggregate amount not to exceed $3,000,000,000 (the “Share Repurchase”); and (ii) the sources and uses of the funds necessary to consummate the Share Repurchase and the other transactions contemplated hereby are set forth on Annex I to this Commitment Letter.
          In addition, you have advised us that in connection with the Share Repurchase, (a) Borrower intends to enter into senior unsecured credit facilities in the amount of up to $1,900,000,000 consisting of (i) a $400,000,000 senior revolving credit facility (which is addressed in a separate letter) and (ii) a $1,500,000,000 senior term loan facility (such term loan facility, the “Loan Facility”).
          The Share Repurchase, such revolving credit facility, the execution and delivery of the documents evidencing the Loan Facility, the Note Offering (if consummated) contemplated by the hereinafter defined Engagement Letter and the other transactions contemplated hereby and thereby are referred to as the “Transactions”.
          You have requested that the Lead Arrangers and their relevant affiliates commit to arrange and provide the Loan Facility to finance the Share Repurchase and to pay certain related fees and expenses.
          Accordingly, subject to the terms and conditions set forth below, we hereby agree with you as follows:
          1. Commitment. Each Lead Arranger hereby severally commits to provide to Borrower 50% of the Loan Facility upon the terms and subject to the conditions set forth or referred to herein and in the Senior Term Loan Facility Summary of Terms and Conditions attached hereto (and incorporated by reference herein) as Exhibit A (the “Term Sheet”). The commitments of the Lead Arrangers hereunder are subject to the negotiation, execution and delivery of definitive documents in customary form governing the Loan Facility (together, the “Loan Documents”) that are reasonably satisfactory to the Lead Arrangers reflecting, among other things, the terms and conditions set forth herein and in the Term Sheet.

          2. Syndication. It is agreed that we shall act as joint lead arrangers and joint bookrunners for the Loan Facility, that Merrill Lynch shall act as administrative agent for the Loan Facility and that Goldman Sachs shall act as syndication agent for the Loan Facility; provided that Merrill Lynch will have the “left” placement in all offering materials or other materials relating to the Loan Facility (it being understood and agreed among the parties hereto that for purposes of the Loan Pricing Corporation and any other relevant entity that allows league table credit to only two lead arrangers, (i) only Merrill Lynch and Goldman Sachs shall receive league table credit from the Loan Pricing Corporation and any such other entity in respect of the Loan Facility and (ii) Goldman Sachs or any of its affiliates shall not receive lead arranger credit in respect of the revolving credit facility described above). We reserve the right and intend, prior to or after the execution of the Loan Documents, to syndicate all or a portion of our commitments to one or more financial institutions approved by the Borrower, whose approval will not be unreasonably withheld, delayed or conditioned (together with the Lead Arrangers, the “Lenders”). Upon the issuance by any additional Lender of its commitment with respect to the Loan Facility, each Lead Arranger’s commitment with respect to the Loan Facility shall be ratably reduced by an equal amount. We (or one of our affiliates) will manage all aspects of the syndication subject to your approval, which shall not be unreasonably withheld, delayed or conditioned, including decisions as to the selection of potential Lenders to be approached and when they will be approached, when their commitments will be accepted, which Lenders will participate and the final allocations of the commitments among the Lenders, and we will exclusively perform all functions and exercise all authority as customarily performed and exercised in such capacities, including selecting one law firm as counsel for the Administrative Agent and negotiating the Loan Documents. Any agent or arranger titles (including co-agents) awarded to other Lenders are subject to our prior approval and shall not entail any role with respect to the matters referred to in this paragraph without our prior consent. You agree that no Lender will receive compensation outside the terms contained herein in order to obtain its commitment to participate in the Loan Facility.
          You understand that we intend to commence the syndication of the Loan Facility promptly, and you agree actively to assist us in achieving a timely syndication that is mutually satisfactory to the Lead Arrangers and the Borrower. The syndication efforts will be accomplished by a variety of means, including direct contact during the syndication between senior management and advisors of the Borrower on the one hand and the proposed Lenders on the other hand, and the Borrower hosting, with the Lead Arrangers, at least one meeting with prospective Lenders at such times, intervals and places as we may reasonably request. You agree to, upon our request, (a) provide, and use your commercially reasonable efforts to cause your advisors to provide, to us all information reasonably requested by us to successfully complete the syndication, including the Information and Projections (including updated projections) contemplated hereby and defined below, (b) assist, and use your commercially reasonable efforts to cause your advisors to assist, us in the preparation of a Confidential Information Memorandum and other marketing materials (the contents of which you shall be solely responsible for) to be used in connection with the syndication, and (c) obtain, at your expense, a monitored public rating in respect of the senior unsecured debt of the Borrower from Moody’s Investors Service (“Moody’s”) at least 10 days prior to the Closing Date and to participate actively in the process of securing such ratings. You also agree to use your commercially reasonable efforts to ensure that our syndication efforts benefit from your existing lending relationships.
          3. Engagement Letter. As consideration for each Commitment Party’s commitments hereunder and the Lead Arrangers’ agreement to arrange, manage, structure and syndicate the Loan Facility, you acknowledge and agree that the “market flex” provisions set forth in the Engagement Letter shall survive the Closing Date and are an express condition to our commitment under this Commitment Letter.
          4. Conditions. Each Lead Arranger’s agreements and commitments hereunder are subject to the conditions set forth elsewhere herein and in Annex II to this Commitment Letter and your compliance with your agreements in this Commitment Letter in all material respects. Our agreements and commitments hereunder are also subject to:

     (a) the preparation, execution and delivery of mutually satisfactory definitive documentation with respect to the Loan Facility (including loan agreements and other ancillary documents) incorporating the terms outlined in this Commitment Letter and in the Term Sheet and otherwise in customary form and reasonably satisfactory to the Lead Arrangers and the Borrower; and the Lead Arrangers shall have had the opportunity to review and shall be reasonably satisfied with the other documents for the Transactions;
     (b) we shall have been afforded a period of not less than 60 days following the date hereof to syndicate the Loan Facility and we shall be satisfied that, after the date hereof and until the earlier of (i) 90 days following the initial funding of the Loan Facility (it being agreed that the funding of the Loan Facility shall not be subject to syndication or the expiration of such period) or (ii) the date a Successful Syndication (as defined in the Engagement Letter identified below) of the Loan Facility has been completed, none of the Borrower or any of its subsidiaries shall have syndicated or issued, attempted to syndicate or issue, announced or authorized the announcement of, or engaged in discussions concerning the syndication or issuance of any debt facility or debt security of any of them, other than the Loan Facility, the revolving credit facility described above, a permanent refinancing of the bridge loan for the Share Repurchase, equipment financing and foreign subsidiary credit facilities in the ordinary course of business;
     (c) the Information and Projections, taken as a whole, provided to us prior to the date hereof shall not be misleading or incorrect in any material respect;
     (d) any event or change in condition has occurred that has had or could reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Borrower and its subsidiaries taken as a whole (after giving effect to the Transactions) since December 31, 2006 (each, a “Material Adverse Change”);
     (e) you and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. shall have executed and delivered an engagement letter in customary form (the “Engagement Letter”), and such Engagement Letter shall be in full force and effect and you shall not be in breach thereof; and
     (f) no facts have come to the attention of the Lead Arrangers or the Borrower that would cause either of them to reasonably conclude that the Borrower is required to file a Form 8-K disclosing information under Item 4.02.
          5. Information and Investigations. You hereby represent and covenant that (a) all information and data (excluding financial projections and projected industry data) that have been or will be made available by you or any of your representatives or advisors to us or any Lender (whether prior to or on or after the date hereof) in connection with the Transactions, taken as a whole (the “Information”), is and will be complete and correct in all material respects and does not and will not, taken as a whole, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made, and (b) all financial projections and projected industry data concerning Borrower and its subsidiaries and the transactions contemplated hereby (the “Projections”) that have been made or will be prepared by or on behalf of you and that have been or will be made available to us or any Lender in connection with the transactions contemplated hereby have been and will be prepared in good faith based upon assumptions that you reasonably believe to have been reasonable at the time made (it being understood that any such projections are subject to significant uncertainties and contingencies, many of which are beyond your control, and that no such assurance can be given that such projections will be realized and that actual results may differ from such projections and such differences may be material). You agree to supplement the Information and the Projections from time to time until the Closing Date and, if requested by us, for a reasonable period thereafter necessary to complete the syndication of the Loan Facility so that the representation and covenant in the preceding sentence remain correct in all material respects. In syndicating the Loan Facility we will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent check or verification thereof.
          You hereby acknowledge that (a) we will make available Information and Projections to the proposed syndicate of Lenders on a confidential basis through posting on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the proposed Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Borrower, its subsidiaries and affiliates or their respective securities) (each, a “Public Lender”). You hereby agree that (a) you will use commercially reasonable efforts to identify that portion of the Information and Projections that may be distributed to the Public Lenders and include a reasonably detailed term sheet in such Information and that all of the foregoing that is to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC”; (b) by marking materials “PUBLIC,” you shall be deemed to have authorized the Lead Arrangers and the proposed Lenders to treat such materials as not containing any material non-public information with respect to the Borrower, its subsidiaries and affiliates or any of their respective securities for purposes of United States federal and state securities laws, it being understood that certain of such materials may be subject to the confidentiality requirements of the definitive credit documentation; (c) all materials marked “PUBLIC” are permitted to be made available by electronic means designated for “Public Lenders;” and (d) the Lead Arrangers shall be entitled to treat any materials that are not marked “PUBLIC” as being suitable only for posting by confidential electronic means not designated for “Public Lenders.” Notwithstanding the foregoing, you acknowledge and agree that the following documents may be distributed to Public Lenders (unless you promptly notify us that any such document contains material non-public information with respect to the Borrower, its subsidiaries and affiliates or their respective securities) so long as the Borrower is consulted about the timing of such distributions: (a) drafts and final definitive documentation with respect to the Loan Facility; (b) administrative materials prepared by the Lead Arrangers for prospective Lenders (such as a lender meeting invitation, allocations and funding and closing memoranda); and (c) notification of changes in the terms of the Loan Facility.
          6. Indemnification. You agree to indemnify and hold harmless each Lead Arranger, each other Lender and their respective affiliates, and each such person’s respective officers, directors, employees, agents and controlling persons (each Lead Arranger and each such other person being an “Indemnified Party”) from and against any and all losses, claims, damages, reasonable costs, reasonable expenses and liabilities, joint or several, to which any Indemnified Party may become subject under any applicable law, or otherwise related to or arising out of or in connection with this Commitment Letter, the Term Sheet, the Loan Facility, the loans thereunder and the use of proceeds therefrom, any of the Transactions or any related transaction and the performance by any Indemnified Party of the services contemplated hereby, and will reimburse each Indemnified Party for any and all reasonable and documented expenses (including reasonable and documented counsel fees and expenses) as they are incurred in connection with the investigation of or preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of you or any of your subsidiaries and whether or not any of the Transactions are consummated or this Commitment Letter is terminated, except to the extent (i) determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Party or any of its affiliates, officers, directors, employees, agents or controlling persons in performing the services that are the subject of this Commitment Letter or the Term Sheet or (ii) arising from a material breach of the obligations of such Indemnified Party under this Commitment Letter. You also agree that no Indemnified Party shall have any liability to you or any person asserting claims on your behalf in connection with or as a result of either this arrangement or any matter referred to in this Commitment Letter or the Term Sheet, except to the extent that any losses, claims, damages, liabilities or expenses incurred by you or your affiliates, stockholders, partners or other equity holders have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from either (a) the bad faith, gross negligence or willful misconduct of such Indemnified Party or any of its affiliates, officers, directors, employees, agents or controlling persons in performing the services that are the subject of this Commitment Letter or the Term Sheet or (b) a material breach by a Lead Arranger or Lender of its obligations under this Commitment Letter. No party hereto nor any of its affiliates or subsidiaries shall be liable to any other party hereto or any of its subsidiaries or affiliates on any theory of liability for any special, indirect, consequential, punitive or exemplary damages in connection in any way with this Commitment Letter, the Engagement Letter, the Term Sheet, the Loan Facility, the loans thereunder and the use of proceeds therefrom, any of the Transactions or any related transaction or the performance by any party hereto or any of its subsidiaries, or affiliates, its obligations hereunder or under the Loan Facility and the performance by any Indemnified Party of the services contemplated hereby. Notwithstanding any other provision of this Commitment Letter, no Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems, including, without limitation, the Platform, so long as customary precautions are taken in connection with such systems.
          You agree that, without the prior written consent of the Lead Arrangers (not to be unreasonably withheld), neither you nor any of your affiliates or subsidiaries will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification has been or could be sought under the indemnification provisions hereof (whether or not any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent (i) includes an unconditional written release in form and substance reasonably satisfactory to the Indemnified Parties of each Indemnified Party from all liability arising out of such claim, action or proceeding and (ii) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party.
          7. Expenses. You agree to reimburse us and our affiliates (i) upon the closing of the Loan Facility or any earlier termination of this Commitment Letter and (ii) after such closing, upon our request made from time to time, for our and their reasonable and documented out-of-pocket expenses (including, without limitation, all reasonable due diligence investigation expenses, reasonable fees of consultants engaged with your consent (not to be unreasonably withheld), syndication expenses (including printing, distribution, and bank meetings), travel expenses, duplication fees and expenses, and the reasonable and documented fees, disbursements and other charges of one legal counsel (which may be Sidley Austin LLP) and any sales, use or similar taxes (and any additions to such taxes) related to any of the foregoing) incurred in connection with the negotiation, preparation, execution and delivery, waiver or modification, collection and enforcement of this Commitment Letter, the Term Sheet and the Loan Documents, and whether or not such fees and expenses are incurred before or after the date hereof or any loan documentation is entered into or the Transactions are consummated or any extensions of credit are made under the Loan Facility or this Commitment Letter is terminated or expires; provided that such payment or reimbursement obligation with respect to legal counsel shall include only the reasonable fees and expenses of one legal counsel (which may be Sidley Austin LLP).
          8. Confidentiality. This Commitment Letter, the Term Sheet, the contents of any of the foregoing and our and/or our affiliates’ activities pursuant hereto or thereto are confidential and shall not be disclosed by or on behalf of you or any of your affiliates to any person without our prior written consent, except that you may disclose (i) this Commitment Letter, the Engagement Letter and the Term Sheet to your officers, directors, employees and advisors, and then only in connection with the Transactions and on a confidential need-to-know basis, (ii) this Commitment Letter and the Term Sheet in the documents related to the Share Repurchase as well as other required SEC filings and quarterly earnings releases and (iii) this Commitment Letter, the Engagement Letter and the Term Sheet to the extent required by applicable law or compulsory legal process (based on the advice of legal counsel); provided, however, that in the event of any such compulsory legal process, to the extent permitted thereby, you agree to give us prompt notice thereof and to cooperate with us in securing a pro-

tective order in the event of compulsory disclosure. You agree that you will permit us to review and approve (such approval not to be unreasonably withheld or delayed) any reference to any of us or any of our affiliates in connection with the Loan Facility or the transactions contemplated hereby contained in any press release or similar public disclosure prior to public release. You agree that we and our affiliates may share information concerning you and your subsidiaries and affiliates among ourselves solely in connection with the performance of our services hereunder and the evaluation and consummation of financings and Transactions contemplated hereby. You also acknowledge that we or our affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to parties whose interests may conflict with yours. We agree that we will not furnish confidential information obtained from you to any of our other customers, that we will not use such confidential information for any purpose other than in connection with the Loan Facility, the senior revolving credit facility described above and the Financing Transactions defined in the Engagement Letter and that we will treat confidential information relating to you and your affiliates with the same degree of care as we treat our own confidential information. We further advise you that we and our affiliates will not make available to you confidential information that we have obtained or may obtain from any other customer. Each Lead Arranger agrees to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its and its affiliates’ partners, directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information), (b) to the extent requested or required by any state, Federal or foreign authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or examiner regulating such Lead Arranger, (c) to the extent required by applicable law, rule or regulation or by any subpoena or similar legal process, (d) in connection with any litigation or legal proceeding relating to this Commitment Letter or the Engagement Letter or any other documentation in connection therewith or the enforcement of rights hereunder or thereunder or to which such Lead Arranger or any of its affiliates may be a party, (e) to any other party hereto or any prospective Lender (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and agree to keep such Confidential Information confidential), (f) with the consent of the Borrower, (g) to any rating agency when required by such rating agency or (h) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this paragraph or (ii) becomes available to such Lead Arranger on a nonconfidential basis from a source other than the Borrower or any of its subsidiaries, officers, directors, employees or advisors. For the purposes of this paragraph, “Confidential Information” means all information received from the Borrower or any of its subsidiaries, officers, directors, employees or advisors relating to the Borrower or its businesses, other than any such information that is available to the Lead Arrangers on a nonconfidential basis prior to disclosure by the Borrower. Each Lead Arranger shall be considered to have complied with its confidentiality obligations if such Lead Arranger has exercised the same degree of care to maintain the confidentiality of Confidential Information as such Lead Arranger would accord to its own confidential information.
          9. Termination. Each Lead Arranger’s agreements and commitments hereunder shall terminate in their entirety on the earliest to occur of (A) August 31, 2007 if the Loan Documents are not executed and delivered by Borrower and the Lenders on or prior to such date, (B) on the date the Share Repurchase is formally terminated or abandoned by the Borrower or (C) the date of execution and delivery of the Loan Documents by Borrower and the Lenders. Notwithstanding the foregoing, the provisions of Sections 6, 7, 8, 10 and 11 hereof shall survive any termination pursuant to this Section 9.
          10. Assignment; No Fiduciary; Etc. This Commitment Letter and our commitment hereunder shall not be assignable by any party hereto (other than by us to our affiliates) without the prior written consent of the other parties hereto, and any attempted assignment shall be void and of no effect; provided, however, that nothing contained in this Section 10 shall prohibit us (in our sole discretion) from (i) performing any of our duties hereunder through any of our affiliates, and you will owe any related duties (including those set forth in Section 2 above) to any such affiliate, and (ii) granting (in consultation with you) participations in, or selling (in consultation with you) assignments of all or a portion of, the commitments or the loans under the Loan Facility pursuant to arrangements satisfactory to us, subject to the other provisions of this Commitment Letter. This Commitment Letter is solely for the benefit of the parties hereto and does not confer any benefits upon, or create any rights in favor of, any other person.
          In connection with all aspects of each transaction contemplated by this Commitment Letter, you acknowledge and agree that (i) each transaction contemplated by this Commitment Letter is an arm’s-length commercial transaction, between Borrower, on the one hand, and the Lead Arrangers, on the other hand, (ii) except as otherwise expressly provided herein or in the other letters related to the Transactions, in connection with each such transaction and the process leading thereto, each Lead Arranger will act solely as a principal and not as agent or fiduciary of Borrower or its stockholders, affiliates, creditors, employees or any other related party, (iii) except as otherwise expressly provided herein or in the other letters related to the Transactions, neither Lead Arranger will assume an advisory or fiduciary responsibility in favor of Borrower or any of its affiliates with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether either Lead Arranger has advised or is currently advising Borrower on other matters) and neither Lead Arranger will have any obligation to Borrower or any of its affiliates with respect to the transactions contemplated in this Commitment Letter except the obligations expressly set forth herein, (iv) each Lead Arranger may be engaged in a broad range of transactions that involve interests that differ from those of Borrower and its affiliates, and (v) neither Lead Arranger has provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and Borrower has consulted and will consult its own legal, accounting, regulatory, and tax advisors to the extent it deems appropriate. The matters set forth in this Commitment Letter reflect an arm’s-length commercial transaction between you and your affiliates, on the one hand, and the Lead Arrangers, on the other hand. You hereby waive and release, to the fullest extent permitted by law, any claims that you may have against either Lead Arranger with respect to any breach or alleged breach of fiduciary duty in connection with the transactions contemplated by this Commitment Letter.
          11. Governing Law; Waiver of Jury Trial. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties hereto waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of any of the Transactions or the other transactions contemplated hereby, or the performance by us or any of our affiliates of the services contemplated hereby. Each of the parties hereto consents to the nonexclusive jurisdiction and venue of the state or federal courts located in the City of New York.
          12. Amendments; Counterparts; etc. No amendment or waiver of any provision hereof or of the Term Sheet shall be effective unless in writing and signed by the parties hereto and then only in the specific instance and for the specific purpose for which given. This Commitment Letter, the Engagement Letter and the Term Sheet are the only agreements between the parties hereto with respect to the matters contemplated hereby and thereby and set forth the entire understanding of the parties with respect thereto. This Commitment Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by telecopier shall be effective as delivery of a manually executed counterpart.
          13. Patriot Act. We hereby notify you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”), the Lenders may be required to obtain, verify and record information that identifies the Borrower, which information includes the name, address and tax identification number and other information regarding Borrower that will allow such Lender to identify the Borrower in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to the Lenders.

          14. Public Announcements; Notices. We may, subject to your prior consent (not to be unreasonably withheld, delayed or conditioned) at our expense, publicly announce as we may choose the capacities in which we or our affiliates have acted hereunder. Any notice given pursuant hereto shall be mailed or hand delivered in writing, if to (i) you, at your address set forth on page one hereof; (ii) Merrill Lynch, at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281, Attention: Wajeeh Faheem and (iii) Goldman Sachs Credit Partners L.P., at 85 Broad Street, New York, New York, 10004, Attention: Marshall Smith.
          Please confirm that the foregoing correctly sets forth our agreement of the terms hereof by signing and returning to the Lead Arrangers the duplicate copy of this letter enclosed herewith. Unless we receive your executed duplicate copies hereof and thereof by 8:00 p.m., New York City time, on May 29, 2007, our commitment hereunder will expire at such time.
(Signature Page Follows)

S-1
          We are pleased to have this opportunity and we look forward to working with you on this transaction.

Very truly yours, MERRILL LYNCH CAPITAL CORPORATION
By:	/s/ Stephanie Vallille
	Name:	Stephanie Vallille
	Title:	Vice President

GOLDMAN SACHS CREDIT PARTNERS L.P.
By:	/s/ Bruce Mendelsohn
	Name:	Bruce Mendelsohn
	Title:	Managing Director

Accepted and agreed to as of
the date first written above:

BIOGEN IDEC INC.

By:	/s/ Michael F. Phelps

Name:	Michael F. Phelps
Title:	Vice President & Treasurer

Annex I
Sources and Uses of Funds
(in $ millions)

Sources		Uses

Revolving Loan Facility	$0	Amount of Share Repurchase	$(to be determined)

Term Loan Facility	$1,500	Estimated fees and expenses	$(to be determined)

Cash	$1,500

Total Sources	$3,000	Total Uses	$3,000

Annex II
Biogen Idec Inc.
Summary of Additional Conditions Precedent
          Except as otherwise set forth below, the borrowing under the Loan Facility shall be subject to the contemporaneous or prior satisfaction of the following additional conditions precedent:
          1. A portion of the Share Repurchase in an aggregate purchase amount of at least $1,500,000,000 shall have been consummated.
          2. The Lead Arrangers shall have received reasonably detailed pro forma consolidated annual financial projections prepared by or on behalf of the Borrower and its consolidated entities for the next 5 fiscal years of the Borrower that are not different in a materially adverse manner as compared with those made available to the Lead Arrangers prior to the date hereof.
          3. No law or regulation shall restrain, prevent or impose material adverse conditions upon the Transactions or the financing thereof, including the Loan Facility. All requisite governmental authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required (without the imposition of any materially burdensome condition or qualification) and all such approvals shall be in full force and effect, all applicable waiting periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome or materially adverse conditions on any of the Transactions or the other transactions contemplated hereby. The Transactions and the financing therefor shall be in compliance with all applicable laws and regulations.
          4. The Lenders shall have received such customary legal opinions, corporate documents and other instruments and/or certificates as they may reasonably request, including a certificate on behalf of Borrower from the chief financial officer of Borrower in form and substance reasonably satisfactory to the Lead Arrangers with respect to the solvency (on a consolidated basis) of the Borrower immediately after the consummation of the Transactions to occur on the Closing Date and on the date of the initial Loans.
          5. All accrued fees and expenses (including the reasonable fees and expenses of counsel to the Administrative Agent) of the Lead Arrangers in connection with the Loan Documents shall have been paid.